Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into effective as of the      day of             , 201     by and between Applied Micro Circuits Corporation, a Delaware corporation (the “Corporation”), and                     (“Officer”) with reference to the following:

WHEREAS, Officer is                     of the Corporation and in such capacity is performing a valuable service for the Corporation;

WHEREAS, the Bylaws of the Corporation (the “Bylaws”) provide for the indemnification of the directors, officers, employees and agents of the Corporation to the maximum extent authorized by Section 145 of the General Corporation Law of the State of Delaware, as amended to date (the “State Statute”);

WHEREAS, such Bylaws and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and its officers with respect to indemnification of such officers;

WHEREAS, recent developments with respect to the premium cost, terms and availability of directors’ and officers’ liability insurance and with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to officers thereby:

WHEREAS, the foregoing questions have caused certain officers of the Corporation to reassess their continued service as officers of the Corporation; and

WHEREAS, in order to resolve such questions and thereby induce Officer to continue to serve as an officer of the Corporation, the Corporation has determined and agreed to enter in this contract with Officer;

NOW, THEREFORE, in consideration of Officer’s continued service as an officer of the Corporation after the date of this Agreement, the parties hereto agree as follows:

1. Indemnity of Officer. The Corporation hereby agrees to hold harmless and indemnify Officer to the full extent authorized or permitted by the provisions of the State Statute, or any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

2. Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Officer against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, agent or similar official of another corporation, partnership, joint venture, trust or other enterprise.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a) except to the extent the aggregate of losses to be indemnified under Section 2 hereof exceed the amount of such losses for which the Officer is indemnified either pursuant to Section 1 hereof or pursuant to any directors’ and officer’s liability insurance purchased and maintained by the Corporation;

(b) in respect to any remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c) on account of Officer’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or

(d) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Officer is a director, officer, employee, or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent or similar official of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was a director of the Corporation or serving in any other capacity referred to herein.

5. Notification and Defense of Claim. Promptly after receipt by Officer of notice of the commencement of any action, suit or proceeding, Officer will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to Officer under this Agreement. With respect to any such action, suit or proceeding as to which Officer notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Officer. After notice from the Corporation to Officer of its election so to assume the defense thereof, the Corporation will not be liable to Officer under this Agreement for any legal or other expense subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ his own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the

Corporation of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Corporation, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and Officer in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Officer shall have made the conclusion provided for in (ii) above.

(c) The Corporation shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any cost, penalty or limitation on Officer without Officer’s written consent. Neither the Corporation nor Officer will unreasonably withhold their consent to any proposed settlement.

6. Repayment of Expenses. Officer agrees that Officer will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent that it shall be ultimately determined that Officer is not entitled to be indemnified by the Corporation for such expenses under the provisions of the State Statute, the Bylaws, this Agreement or otherwise.

7. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Officer to continue to serve as a director of the Corporation, and acknowledges that Officer is relying upon the Agreement in continuing in such capacity.

(b) In the event Officer is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Officer for all of Officer’s reasonable fees and expenses in bringing and pursuing such action.

8. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

9. Governing Law; Binding Effect; Amendment and Termination.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed wholly within the State of Delaware.

(b) This Agreement shall be binding upon Officer and upon the Corporation, its successors and assigns, and shall inure to the benefit of Officer, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on             , 201_, to be made effective as of the day and year first above written.

APPLIED MICRO CIRCUITS CORPORATION

Attest:	By:

Secretary	President & Chief Executive Officer

Officer

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